UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2015

Kite Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36508	27-1524986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2015, Kite Pharma, Inc. (“Kite”) entered into a License and Research Agreement (the “Agreement”) with Alpine Immune Sciences, Inc. (“AIS”) pursuant to which AIS granted Kite an exclusive, worldwide license to research, develop and commercialize engineered autologous T cell therapies incorporating two programs from AIS’ transmembrane immunomodulatory protein (“TIP™”) technology.

Under the terms of the Agreement, AIS will conduct initial research to deliver two program TIPs with certain pre-defined characteristics. Kite will then conduct further research on the program TIPs with the goal of demonstrating proof-of-concept. If successful, Kite would further engineer the program TIPs into certain chimeric antigen receptor (“CAR”) and T cell receptor (“TCR”) product candidates that would potentially enhance anti-tumor response.

Pursuant to the Agreement, Kite will pay AIS a $5.0 million upfront payment and additional payments to support AIS’ research. AIS will be eligible to receive up to $530.0 million in total milestone payments based on the successful completion of research, clinical and regulatory milestones relating to both program TIPs. At Kite’s option, a portion of the milestones may be paid in shares of Kite’s common stock. AIS will also be eligible to receive a low single digit royalty for sales on a licensed product-by-licensed product and country-by-country basis, until the later of (i) the date on which the licensed product is no longer covered by certain intellectual property rights, and (ii) a defined term from the first commercial sale of the licensed product.

Kite may terminate the Agreement with prior written notice after a defined research term. Either party may also terminate the agreement upon certain insolvency events of the other party, or with written notice upon material breach by the other party, if such breach has not been cured within a defined period of receiving such notice.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement. Kite intends to file a copy of the Agreement as an exhibit to its Annual Report on Form 10-K for its fiscal year ending December 31, 2015, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2015	KITE PHARMA, INC. (Registrant)

	By:	/s/ Cynthia M. Butitta
	Name:	Cynthia M. Butitta
	Title:	Chief Financial Officer and Chief Operating Officer